Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Autobytel Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2004 (the “Report”), we, Jeffrey A. Schwartz, Chief Executive Officer of the Company, and Hoshi Printer, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jeffrey A. Schwartz

Jeffrey A. Schwartz Chief Executive Officer May 6, 2004

/s/ Hoshi Printer

Hoshi Printer Chief Financial Officer May 6, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Autobytel Inc. and will be retained by Autobytel Inc. and furnished to the Securities and Exchange Commission or its staff upon request.